# CONTRACT FOR MINING SERVICES

THIS AGREEMENT made this 6th day of May 2005 BETWEEN FRANCIS APPIAH for and on behalf of ROBERT APPIAH & GROUP of P.O. Box 449, Tarkwa ("the Licensee" which term shall where the context so requires include his assigns and successors) AND NEWHAVEN RESOURCES LIMITED of P.O. Box LG 613, Legon, Accra ("the Contractor" which term shall where the context so requires include its successors and duly authorized officers).

## BACKGROUND

0.1 The Contractor is engaged in the business offering skilled technical services and expertise in matters relating to the mining and production of minerals and has considerable skill, knowledge and experience in that field.

0.2 In reliance upon that skill, knowledge and experience the Licensee wishes to engage the Contractor exclusively to provide services in relation to such matters and the Contractor agrees to accept the engagement on the following terms.

0.3 The Licensee was on 28th July 2003 granted a small scale gold/diamond licence by the Government of Ghana relating to the Site.

**WITNESSES as follows:**

## 1.0 INTERPRETATION

1.1 In this Agreement:

"AGREEMENT" means this instrument and any and all Schedules to this Agreement as the same may be amended, modified or supplemented from time to time in accordance with these provisions;

"THE COMMENCEMENT DATE" means 6th November 2005 or such earlier date as is agreed between the parties; and

"SERVICES" means the services more particularly set out in Schedule 2.

1.2 The headings in this Agreement are inserted only for convenience and shall not affect its construction.

1.3 Where appropriate words denoting a singular number only shall include the plural and vice versa.

1.4 Reference to any statute or statutory provisions includes a reference to the statute or statutory provisions as from time to time amended, extended or re-enacted.

## 2.0 DURATION

2.1 The Contractor shall commence the provision of the Services on the Commencement Date and shall continue to provide the Services until termination of this Agreement as provided in section 7.

## 3.0 OBLIGATIONS OF THE CONTRACTOR

3.1 The Contractor agrees that the performance of the Services shall be supervised by its personnel and has six (6) months from the date of this agreement to start work.

3.2 The Contractor shall provide the Services at the Site provided that it may provide the Services elsewhere as may be necessary for the due performance of them.

3.3 The Contractor shall keep detailed records of quantities of ore mined, gold produced and geological data acquired by it in relation to the provision of the Services.

3.4 The Contractor shall at all times during the period of this Agreement:

3.4.1 faithfully and diligently perform those duties and exercise such powers consistent with them which are from time to time necessary in connection with the provision of the Services;

3.4.2 obey all lawful and reasonable directions of the Licensee necessary to the present project;

3.4.3 use its best endeavours to promote the interests of the Licensee.

## 4.0 REVIEW

4.1 The Contractor and the Licensee shall review issues involved and pertaining to this contract at the end of every consecutive annual period commencing on the Commencement Date.

## 5.0 PAYMENT

5.1 In consideration of the provision of the Services, the Licensee shall authorize the payment to the Contractor's nominated account of the fees set out in Schedule 1 without deduction.

5.2 All payments to the Contractor shall be made against the Contractor's invoices which shall be presented to the Licensee within ten (10) working days of each delivery of gold as stated in Schedule 1 during the period of the provision of the Services. The parties agree that the cost of transport, security and insurance relating to the delivery of each consignment of gold from the Sites to the authorised purchaser of the gold shall be borne by the Contractor.

5.3 The parties agree that if the Licensee shall terminate this agreement on or before the fourth anniversary of start of full scale gold production by the Licensee, the Licensee shall refund in full to the Contractor all sums paid to the Licensee as advance payments under this Agreement within thirty (30) days of such termination.

## 6.0 OBLIGATIONS OF THE LICENSEE

6.1 Throughout the period of this Agreement the Licensee shall afford the Contractor such access to the Sites and material as the Contractor may require to provide the Services thereof. Further the Licensee shall:

6.1.1 advise the Contractor of the rules and regulations which are in force for the conduct of personnel at the Sites;

6.1.2 make available such working space and facilities at the Sites as the Contractor may require; and

6.1.3 make available appropriate personnel to liaise with the Contractor;

6.2 The Licensee shall observe and comply with all terms and conditions of the small scale mining licence granted to it by the Government of Ghana ("the Licence"), including applying within the prescribed period for the renewal of the licence, and promptly do all things as required by any directive, laws, regulations statutes or government organizations with the view to maintaining the Licence or obtaining its renewal and shall refrain from doing anything that may cause either directly or indirectly the revocation of the Licence.

6.3 The Licensee shall at its own cost duly submit this agreement to the appropriate authority and comply with any governmental and other directives, laws and regulations and also take all measures necessary for the provision of the services contracted.

6.4 The Licensee is to be responsible for a baseline environmental study on the Sites to be completed on or before the Commencement Date and hereby irrevocably and unconditionally accepts liability for all acts and omissions occurring before that date.

6.5 The Licensee shall not allow any third party to conduct any mining operations on the site during the term of this agreement or engage in any such operations itself.

6.6 The Contractor will be relying on the Licensee's representations and statements previously made in connection with the matters stated in this clause 6 and particularly clause 6.2 above and the Licensee hereby unconditionally and irrevocably agrees to indemnify and hold the Contractor harmless against all loss, damage costs, legal costs and professional and other expenses of any nature whatsoever incurred or suffered by the Contractor whether direct or consequential as a result of such reliance.

## 7.0 TERMINATION

7.1 This Agreement shall terminate automatically on completion of the term of this Agreement by the Contractor but such termination shall be without prejudice to any provision intended to operate thereafter.

7.2 The Contractor may terminate this Agreement after one (1) month's notice in writing to the Licensee if the Licensee:

7.2.1 commits a breach of this Agreement which is the case of a breach capable of remedy shall not have been remedied within thirty (30) days of the receipt by the other of a notice from the innocent party identifying the breach and requiring its remedy;

7.2.2 is unable to pay its debts or enters into official or voluntary liquidation other than for the purpose of effecting a reconstruction or amalgamation or has a receiver or manager appointed or ceases for any reason to carry on business or takes or suffers any similar action which in the opinion of the party giving notice means that the other may be unable to pay its debts.

7.3 The Contractor may alternatively after giving to the Licensee one month's prior notice in writing terminate this Agreement at any time.

7.4 Termination of this Agreement for whatever reason shall not affect the accrued rights of the parties arising in any way out of this Agreement as at the date of termination and, in particular but without limitation, the right to recover damages against the other and all provisions which are expressed to survive this Agreement shall remain in force and effect.

## 8.0 ASSIGNMENT

8.1 No party shall be entitled without the prior written consent of the other to assign, transfer or in any manner make over the benefit and/or burden of this Agreement to an Affiliate or to any company which it may merge or to any company to which it may transfer its assets and undertaking. Such Affiliate or other company must also undertake and agree in writing to assume, observe and perform the rights and powers and/or duties and obligations of the assigning party under the provisions of this Agreement.

8.2 This Agreement shall be binding upon the successors and assigns of the parties hereto and the name of a party appearing herein shall be deemed to include the names of its successors and assigns provided always that nothing shall permit any assignment by either party except as expressly provided.

## 9.0 GOVERNING LAW AND JURISDICTION

9.1 The validity construction and performance of this Agreement shall be governed by Ghanaian law.

## 10.0 FORCE MAJEURE

10.1 Neither party shall be in breach of this Agreement if there is any total or partial failure of performance by it of its duties and obligations under this Agreement occasioned by any Act of God, fire, act of government or state, war, civil commotion, insurrection, embargo, prevention from or hindrance in obtaining any raw materials, energy or other supplies, labour disputes outside the control of the party and any other reason beyond the control of either party. If either party is unable to perform its duties and obligations under this Agreement as a direct result of the effect of one of those reasons, that party shall give written notice to the other of the inability which sets out full details of the reason in question. The operation of this Agreement shall be suspended during the period and only during the period in which the reason continues. Forthwith upon the reason ceasing to exist, the party relying upon it shall give written advice to the other of this fact. If the reason continues for a period of more than one hundred (100) days and substantially affects the commercial intention of this Agreement, the party not claiming relief under this section 10 shall have the right to terminate this Agreement upon giving thirty (30) days' written notice of such termination to the other party.

## 11.0 ENTIRE AGREEMENT / AMENDMENT / WAIVER

11.1 This Agreement embodies and sets forth the entire agreement and understanding of the parties and supersedes all prior oral or written agreements, understanding or arrangements relating to the subject matter of this Agreements. Neither party shall be entitled to rely on any agreement, understanding or arrangement which is not expressly set forth in this Agreement.

11.2 This Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorised representatives of the parties.

11.3 No failure to delay on the part of either party hereto to exercise any right or remedy under this Agreement shall be construed or operated as a waiver thereof nor shall any single or partial exercise of any right or remedy as the case may be. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

## 12.0 NOTICE

12.1 Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been duly given if left at or sent by:

12.2 registered post; or

12.3 e-mail, facsimile or other electronic media to a party at the address or relevant telecommunications number for such party or such other address as the party may from time to time designate by written notice to the other:

| | | |
|---|---|---|
| The Licensee | - | P.O. Box 449, Tarkwa |
| The Contractor | - | P.O. Box LG 613, Legon |

**AS WITNESS** the hands of the parties on the date first above written.

# SCHEDULE 1

Fees for provision of the Services.

The fees shall be calculated on the basis of payments received from the delivery of mined gold from the Project to the authorised purchaser of the gold.

PMMC shall pay the total value of each delivery of mined gold ("the Sale Proceeds") directly to a bank account nominated in writing by the Contractor to PMMC. The Contractor shall charge a fee to the Licensee for its services of 90% of the Sale Proceeds.

In addition the Contractor shall pay the following sums to the Licensee as advance payments:

(a) US$3,000.00 lump sum payment

(b) US$45,000.00 at the start of production

(c) US$45,000.00 on the date ninety (90) days after the date stated in (b) above

(d) US$20,000.00 on the 1st Anniversary of the date stated in (b) above.

## SCHEDULE 2

The Services

1. Project administration

2. Preparation and storage of project technical documentation.

3. Exploration, sampling and all other associated geological work including documentation of existing mineral resources.

4. Contract mining.

5. Extraction and preliminary refining of gold and associated minerals.

6. Provision of security at site.

7. Provision of environmental reclamation services on behalf of the licensee.

8. Construction of infrastructure including buildings and boreholes.

SIGNED for and on behalf of )
ROBERT APPIAH & GROUP )
by FRANCIS APPIAH )
in the presence of: )

..........................................

SEALED with the common seal of )
NEWHAVEN RESOURCES LIMITED )
and DELIVERED in the )
presence of: )

..........................................
DIRECTOR

..........................................
SECRETARY